AllianceBernstein
                        Corporate Bond & High Yield Funds

Recently we sent you proxy material regarding the Special Meeting of Shareholders scheduled for November 2, 2007. The Funds' records indicate that we have not received your important vote. We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the Meeting as scheduled.

                                 1-866-412-8384


Voting is very important for your investment and the operation of the Fund. Please vote now to be sure your vote is received in time for the November 2, 2007 Special Meeting of Shareholders.

AllianceBernstein has made it very easy for you to vote. Choose one of the following methods:

o Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am -9pm, Sat 10am - 6pm ET)

o Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on screen prompts.

o Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

o    Mail in your signed proxy card in the envelope provided.


                        Voting takes only a few minutes.
                               PLEASE VOTE TODAY.






SK 00250 0161 821646